Registration  No.  33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SENTICORE, INC.
                                ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             11-3504866
-------------------------------                  ----------
(STATE  OR  OTHER  JURISDICTION                (IRS  EMPLOYER
      OF  INCORPORATION)                     IDENTIFICATION  NO.)


2410  HOLLYWOOD  BLVD.,  HOLLYWOOD,  FLORIDA                          33020
--------------------------------------------                          -----
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                       (ZIP CODE)


                           STOCK ISSUANCE PURSUANT TO
AMENDED 2004 NON-QUALIFIED STOCK OPTION PLAN
                    ----------------------------------------
                            (FULL TITLE OF THE PLAN)


                                                     COPY  TO:
CARL  GESSNER                              DAVID  M.  LOEV,  ATTORNEY  AT  LAW
SENTICORE,  INC.                           2777  ALLEN  PARKWAY
2410  HOLLYWOOD  BLVD.                     SUITE  1000
HOLLYWOOD,  FLORIDA  33020                 HOUSTON,  TEXAS  77019
(954)  927-0866                            (713)  524-4110
NAME,  ADDRESS  AND  TELEPHONE
(NUMBER  OF  AGENT  FOR  SERVICE)




     APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                                 CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES            AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
TO BE REGISTERED                REGISTERED     OFFERING PRICE        AGGREGATE      REGISTRATION
                                                    PER              OFFERING            FEE
                                                 SHARE (1)             PRICE
Common Stock, $.001 par value   7,500,000           $.12              $900,000          $114.03

(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average bid and asked price as reported on the NASDAQ Electronic Bulletin Board as of March 5, 2004.

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENT

Senticore, Inc. (the "Registrant") previously registered 5,000,000 shares of Common Stock, par value $.001 per share, for issuance under its 2004 Non-Qualified Stock Option Plan (the "Plan"). The registration of such shares was affected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 4, 2004, bearing the file number 333-112478 (the "Initial Registration Statement"). The Registrant has amended the Plan to provide for the issuance thereunder of an additional 7,500,000 shares of Common Stock (the "Amended Plan"). This Registration Statement is being filed to register the additional 7,500,000 shares of Common Stock of the same class as those for which the Initial Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement is hereby incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  8.     EXHIBITS

4.1     Amended 2004  Non-Qualified  Stock  Option  Plan
5.1 Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered
23.1    Consent  of  David  M.  Loev, Attorney at Law (included in Exhibit 5.1)
23.2    Consent  of  Kingery,  Crouse  &  Hohl,  P.A.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on March 8, 2004.

                                     SENTICORE,  INC.


                                  BY: /s/ Carl Gessner
                                      -----------------------------------------
                                      Carl  Gessner,  Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURES                      TITLE                        DATE
     ----------                     -----                         ----


/s/  Carl  Gessner     Chief  Executive  Officer  and        March 8,  2004
------------------     Director
Carl  Gessner


/s/  Jygnesh  Patel    Director                              March 8,  2004
-------------------
Jygnesh  Patel


/s/  Rohit  Patel      Director                              March 8,  2004
-----------------
Rohit  Patel

Exhibit 4.1


                                SENTICORE, INC.
AMENDED 2004 NON-QUALIFIED STOCK OPTION PLAN

     1.     Purpose.  This Amended 2004 Non-Qualified Stock Option Plan (the
            -------
"Plan") is intended to promote the financial success and interests of Senticore, Inc. (the "Company") and materially increase shareholder value by giving incentives to the eligible officers and other employees and directors of, and consultants and advisors to, the Company, its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") through providing opportunities to acquire stock in the Company. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Sections 424(e) and 424(f) or successor provisions of the Internal Revenue Code of 1986 as amended from time to time (the "Code"). Any proceeds of cash or property received by the Company for the sale of Senticore, Inc. Common Stock pursuant to options granted under this Plan will be used for general corporate purposes.

     2.     Structure  of  the  Plan.  The  Plan  permits the following separate
            ------------------------
types  of  grant:

     A. Options may be granted hereunder to purchase shares of common stock of the Company. These options will not qualify as Incentive Stock Options. The Non-Qualified Options are sometimes referred to hereinafter as "Options".

     B.  Awards  of  stock  in  the  Company  ("Awards")  may  be  granted.

     C. Opportunities to make direct purchases of stock in the Company ("Purchases") may be authorized.

Options, Awards and authorizations to make Purchases are sometimes referred to hereinafter as "Stock Rights".

      3.     Administration  of  the  Plan.
             -----------------------------

     A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may in its sole discretion grant Options, authorize Purchases and grant Awards, as provided in the Plan. The Board shall have full power and authority, subject to the express provisions of the Plan, to construe and interpret the Plan and all Option agreements, Purchase authorizations and Award grants thereunder, to establish, amend and rescind such rules and regulations as it may deem appropriate for the proper administration of the Plan, to determine in each case the terms and provisions which shall apply to a particular Option agreement, Purchase authorization, or Award grant, and to make all other determinations which are, in the Board's judgment, necessary or desirable for the proper administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option agreement, Purchase authorization or Award grant in the manner and to the extent it shall, in its sole discretion, consider expedient. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Option, Purchase, Award, or stock issuance thereunder. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

     B. The Board may, to the full extent permitted by and consistent with applicable law and the Company's By-laws, and subject to Subparagraph D hereinbelow, delegate any or all of its powers with respect to the administration of the Plan to a committee (the "Committee") appointed by the Board. If a Committee has been appointed, all references in this Plan to the Board shall mean and relate to that Committee.

     C. Those provisions of this Plan which make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to those persons required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     D. If the Company registers any class of equity security under Section 12 of the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board, if all of the Board members are disinterested persons within the meaning of Rule 16(b)(3), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be such a disinterested person.

     4.     Eligible Employees and Others.  Non-Qualified Options, Awards,  and
            --------------------------------
authorizations to make Purchases may be granted to any employee, officer or director of, or consultant or advisor to the Company or any Related Corporation, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities. In making such determinations, the Board and/or the Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company's success, and such other factors as the Board and/or Committee in its discretion shall deem relevant. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     5.     Stock.  The  stock subject to Options, Awards and Purchases shall be
            -----
authorized but unissued shares of common stock of the Company ("Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued under the Plan is Twelve Million Five Hundred Thousand (12,500,000), subject to adjustment as provided in Paragraph
13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any nonvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Option, or such nonvested shares so reacquired shall again be available for grants of Stock Rights under the Plan. No fractional shares of Common Stock shall be issued, and the Board and/or Committee shall determine the manner in which fractional share value shall be treated.

     6.     Option  Agreements.  As  a condition to the grant of an Option, each
            ------------------
recipient of an Option shall execute an option agreement in such form not inconsistent with the Plan as the Board shall approve. These option agreements may differ among recipients. The Board may, in its sole discretion, include additional provisions in option agreements, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board; provided, however, that such additional provisions shall not be inconsistent with any provision of the Plan.

     7.     Option  Exercise  Price.
            -----------------------

     A. Subject to Subparagraph 3D of this Plan and Subparagraph B of this Paragraph 7, the purchase price per share of Common Stock deliverable upon the exercise of an Option ("exercise price") shall be determined by the Board.

     B. The exercise price of each Non-Qualified Option granted under the Plan shall in no event be less than the par value per share of the Company's Common Stock.

     8.     Cancellation  and  New  Grant of Options, Etc.  The Board shall have
            ---------------------------------------------
the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the canceled Options.

     9.     Exercise  of  Options.
            ---------------------

     A. Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing the Option, subject to the provisions of the Plan. The partial exercise of an option shall not cause the expiration, termination or cancellation of the remaining portion thereof. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised.

     B. Options granted under the Plan may provide for payment of the exercise price plus taxes (as provided in Section 22, below) by any of the following methods:

           (i) In cash, by wire transfer, by certified or cashier's check, or by money order; or

           (ii) By delivery to the Company of an exercise notice that requests the Company to issue to the Optionee the full number of shares as to which the Option is then exercisable, less the number of shares that have an aggregate Fair Market Value, as determined by the Board in its sole discretion at the time of exercise, equal to the aggregate purchase price of the shares to which such exercise relates. (This method of exercise allows the Optionee to use a portion of the shares issuable at the time of exercise as payment for the shares to which the option relates and is often referred to as a "cashless exercise." For example, if the Optionee elects to exercise 1,000 shares at an exercise price of $0.25 and the current Fair Market Value of the shares on the date of exercise is $1.00, the Optionee can use 250 of the 1,000 shares at $1.00 per share to pay for the exercise of the entire Option (250 x $1.00 = $250.00) and receive only the remaining 750 shares.)

For purposes of this section, " Fair Market Value" shall be defined as the average closing price of the common stock (if actual sales price information on any trading day is not available, the closing bid price shall be used) for the five trading days prior to the Date of Exercise of this Option (the "Average Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the common stock is not traded on NASDAQ, the Average Closing Bid Price in the over-the-counter market; provided, however, that if the common stock is listed on a stock exchange, the Fair Market Value shall be the Average Closing Bid Price on such exchange; and, provided further, that if the common stock is not quoted or listed by any organization, the fair value of the common stock, as determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used). In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

     10.     Option  Period.  Subject  to  earlier  termination  under  other
             --------------
provisions of this Plan, each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement.

     11.     Nontransferability  of Options.  Options shall not be assignable or
             ------------------------------
transferable by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, except to the extent otherwise provided in the agreement evidencing the Option, shall be exercisable only by the optionee.

     12.     Effect of Termination of Employment or Other Relationship.  Subject
             ---------------------------------------------------------
to all other provisions of the Plan, the Board shall determine the period of time during which an Optionee may exercise an Option following (i) the termination of the optionee's employment or other relationship with the Company or a Related Corporation or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing the Option.

     13.     Adjustments.
             -----------

     A. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (a) the maximum number and kind of shares reserved for issuance under the Plan, (b) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (c) the price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable. No fractional shares shall be issued under the Plan on account of any such adjustments.

     B. Any adjustments under this Paragraph 13 shall be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof shall be final, binding and conclusive.

     14.     Rights  as  a  Shareholder.  The  holder of an Option shall have no
             --------------------------
rights as a shareholder with respect to any shares covered by the option (including, without limitation, any voting rights, the right to inspect or receive the Company's balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     15.     Merger,  Consolidation,  Asset  Sale,  Liquidation,  Etc.
             --------------------------------------------------------

     A. Except as may otherwise be provided in the applicable option agreement, in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of the liquidation of the Company (each, a "Change in Control"), the Board, or the board of directors of any corporation assuming the obligations of the Company, shall, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that any and all outstanding Options shall become exercisable in full (to the extent not otherwise so exercisable) as of a specified date or time ("Accelerated Vesting Date") prior to the consummation of such transaction, and that all unexercised Options shall terminate as of a specified date or time ("Accelerated Expiration Date") following the Accelerated Vesting Date unless exercised by the Optionee prior to the Accelerated Expiration Date; provided, however, that optionees shall be given a reasonable period of time within which to exercise or provide for the exercise of outstanding Options following such written notice and before the Accelerated Expiration Date; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), terminate each outstanding Option in exchange for a payment, made or provided for by the Company, equal in amount to the excess, if any, of the Merger Price over the per-share exercise price of each such Option, times the number of shares of Common Stock subject to such Option; or (iv) terminate each outstanding Option in exchange for a cash payment equal in amount to the product of the excess, if any, of the fair market value of a share of Common Stock over the per-share exercise price of each such Option, times the number of shares subject to such Option. The Board shall determine the fair market value of a share of Common Stock for purposes of the foregoing, and the Board's determination of such fair market value shall be final, binding and conclusive.

     B. In the event of a Change in Control and to the extent the rights described in this Section 15B are not already substantially provided to each Qualified Option Recipient (as defined below) by the Board (or the board of directors of any corporation assuming the obligations of the Company) pursuant to Section 15A, beginning on the date which is 180 days from the date of such Change in Control, each Qualified Option Recipient shall have the right to exercise and receive from the Company or its successor their respective Acceleration Amount (as defined below). A "Qualified Option Recipient" is defined as an option recipient hereunder who both (A) has maintained a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor for the 180 days immediately prior to the Change in Control and (B) on the date which is 180 days after the date of the Change in Control, either (i) maintains a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor or
(ii) fails to maintain a relationship as an employee, officer or director of, or consultant or advisor to, the Company or its successor by reason of having such relationship terminated by the Company or its successor other than for Cause, where "Cause" means willful misconduct or willful failure of the option recipient to perform the responsibilities of such option recipient's agreed-upon business relationship with the Company or its successor, including without limitation such option recipient's breach of any provision of any employment, consulting, nondisclosure, non-competition or similar agreement between the option recipient and the Company. With respect to each Qualified Option Recipient, the "Acceleration Amount" shall mean the lesser of (a) the number of additional shares of Common Stock (or their equivalent) which would have become vested pursuant to their option agreement over the twelve (12) month period following the date of the Change in Control or (b) fifty percent (50%) of the shares of Common Stock (or their equivalent) which had not yet vested pursuant to their option agreement as of the date of the Change in Control. The Board and, where applicable, the board of directors of any corporation assuming the obligations of the Company, shall take all necessary action to accomplish the purposes of this Section 15B, including all such actions as are necessary to provide for the assumption of such obligation upon the Change in Control.

     C. The Company may grant Options under the Plan in substitution for Options held by employees of another corporation who become employees of the Company or a Related Corporation as the result of a merger or consolidation of the employing corporation with the Company or a Related Corporation, or as a result of the acquisition by the Company or a Related Corporation of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     D. In the event of a Change in Control and with respect thereto, the rights and responsibilities of holders of Stock Rights pursuant to this Plan shall be governed first and foremost by the Company's agreement with the respective recipient of such Stock Rights and then, to the extent applicable, by the terms of this Section 15.

     16.     Stock  Restriction  Agreement.  As  a  condition to the grant of an
             -----------------------------
Award or a Purchase authorization under the Plan, the recipient of the Award or Purchase authorization shall execute an agreement ("Stock Restriction Agreement") in such form not inconsistent with the Plan as may be approved by the Board. Stock Restriction Agreements may differ among recipients. Stock Restriction Agreements may include any provisions the Board determines should be included and that are not inconsistent with any provision of the Plan.

     17.     No  Special Employment Rights.  Nothing contained in the Plan or in
             -----------------------------
any option agreement or other agreement or instrument executed pursuant to the provisions of the Plan shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any Related Corporation or interfere in any way with the right of the Company or a Related Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     18.     Other  Employee  Benefits.  Except as to plans which by their terms
             -------------------------
include such amounts as compensation, no amount of compensation deemed to be received by an employee as a result of the grant or exercise of an Option or the sale of shares received upon such exercise, or as a result of the grant of an Award or the authorization or making of a Purchase will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

     19.     Amendment  of  the  Plan.
             ------------------------

     A. The Board may at any time, and from time to time, modify or amend the Plan in any respect.

     B. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect the optionee's rights under an Option previously granted. With the consent of the Optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan, and (ii) the terms and provisions of the Plan and of any outstanding Option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

     20.     Investment  Representations.  The  Board  may require any person to
             ---------------------------
whom an Option is granted, as a condition of exercising such Option, and any person to whom an Award is granted or a Purchase is authorized, as a condition thereof, to give written assurances in substance and form satisfactory to the Board to the effect that such person is acquiring the Common Stock subject to the Option, Award or Purchase for such person's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     21.     Compliance  With  Securities Laws.  Each Option shall be subject to
             ---------------------------------
the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

     22.     Withholding.  The  Company  shall  have  the  right  to deduct from
             -----------
payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or upon the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, or the vesting of restricted Common Stock acquired pursuant to a Stock Right. The Board in its sole discretion may condition the exercise of an Option, the grant of an Award, the making of a Purchase, or the vesting of restricted shares acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes by 1) additional withholding if the Optionee is an existing employee with respect to whom the Company withholds taxes on the date of exercise (or such other time as the Company's obligation to withhold taxes may accrue); or 2) direct payment of the required withholding to the Company. The Compensation Committee of the Board of Directors or the Board of Directors, as applicable, in their sole discretion, shall determine the amount of taxes that are required to be withheld.

     23.     Effective  Date  and  Duration  of  the  Plan.
             ---------------------------------------------

     A. The Plan shall become effective when adopted by the Board and Stock Rights granted under the Plan shall become exercisable upon the Board's approval of the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Stock Rights may be granted under the Plan at any time after the effective date and before the termination date of the Plan.

     B. Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. Stock Rights outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Stock Rights.


Adopted  by  the  Board  of  Directors  on  March 8,  2004.

Exhibit 5.1


                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

March 8,  2004


Senticore,  Inc.
2410  Hollywood  Blvd.
Hollywood,  Florida  33020

Re:    Amendment No. 1 to Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Senticore, Inc. (the "Company") covered by Amendment No. 1 to a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

- an additional 7,500,000 shares (the "Shares") of common stock, $.001 par value issuable pursuant to the Amended 2004 Non-Qualified Stock Option Plan.

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Amended 2004 Non-Qualified Stock Option Plan, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

The Company has been advised that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

     Sincerely,


     /s/  David  M.  Loev,  Attorney  at  Law

Exhibit 23.2


Consent of Independent Auditors

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Senticore, Inc. (formerly Hojo Holdings, Inc.) of our report dated April 11, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.

/s/ Kingery, Crouse & Hohl, P.A.


Kingery, Crouse & Hohl, P.A.

March 10, 2004